SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 12, 2013
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 12, 2013, Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of SPD-Smart light-control technology filed a lawsuit against E Ink Corporation; E Ink Holdings, Inc. (f/k/a Prime View International Co., Ltd.); Amazon.com, Inc.; Sony Electronics Inc.; Sony Corporation; Barnes & Noble, Inc.; and Barnesandnoble.com LLC in the United States District Court for the District of Delaware for patent infringement. Research Frontiers seeks an injunction in addition to monetary damages and pre-judgment interest and other relief.

In this lawsuit, Research Frontiers asserts infringement by the named defendants of United States Patent No. 6,606,185, entitled “SPD Films and Light Valves Comprising Liquid Suspensions of Heat-Reflective Particles of Mixed Metal Oxides and Methods of Making Such Particles,” and United States Patent No. 5,463,491, entitled “Light Valve Employing a Film Comprising an Encapsulated Liquid Suspension, and Method of Making Such Film.”

“A team of scientists and other dedicated individuals have worked for decades and Research Frontiers has invested approximately $90 million to develop SPD-Smart light-control technology,” noted Joseph M. Harary, President and CEO of Research Frontiers. “Over 40 companies around the world, including many of the world’s leading chemical and glass companies, have recognized the value of our intellectual property and entered into license agreements with us. Many of these companies are using our technology to commercialize products in a number of industries including the automotive, aircraft, architectural, marine and museum markets, and these licensees and their customers in turn have built substantial businesses around our technology and made SPD-Smart light-control technology the world’s best-selling smart window technology. We believe that it is unfair to us, to our licensees, and to their customers, when companies infringe upon our intellectual property rights, and we are asking the court to stop such infringement by the defendants and compensate us with substantial monetary damages.”

Research Frontiers alleges that E Ink’s products and those of its customers such as various models of the Amazon Kindle, Sony Reader, Barnes & Noble Nook, and other e-reader/e-book devices, infringe on its patents.

Research Frontiers has retained the law firm of Niro, Haller & Niro, a Chicago-based law firm that specializes in intellectual property litigation, to prosecute the case. Research Frontiers does not expect its share of the costs associated with this litigation to be material to its overall operations because it has entered into a contingency agreement with Niro, Haller & Niro which greatly reduces its exposure to the costs associated with the prosecution of this litigation.

Research Frontiers holds several hundred patents and pending patent applications in the United States and jurisdictions throughout the world.

Details are noted in the press release and complaint attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet. The complaint filed by Research Frontiers and other public documents relating to this litigation are expected to be available from the United States District Court for the District of Delaware.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's press releases, quarterly 10-Q and annual 10-K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated July 12, 2013.

99.2

Complaint filed by Research Frontiers on July 12, 2013 against E Ink Corporation; E Ink Holdings, Inc. (f/k/a Prime View International Co., Ltd.); Amazon.com, Inc.; Sony Electronics Inc.; Sony Corporation; Barnes & Noble, Inc.; and Barnesandnoble.com LLC in the United States District Court for the District of Delaware.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Joseph M. Harary
By:	Joseph M. Harary
Title:	President and Chief Executive Officer

Dated: July 12, 2013